Exhibit 99.1

FINANCIAL NEWS

SANMINA-SCI REPORTS FIRST QUARTER FISCAL 2012 RESULTS

San Jose, CA — January 18, 2012.  Sanmina-SCI Corporation (“Sanmina-SCI” or the “Company”) (NASDAQ GS: SANM), a leading global Electronics Manufacturing Services company, today reported financial results for the first fiscal quarter ended December 31, 2011.

First Quarter Fiscal 2012 Summary

•            Revenue of $1.5 billion

•            GAAP operating margin 2.6 percent

•            GAAP diluted earnings per share of $0.10

•            Non-GAAP(1) operating margin of 3.3 percent

•            Non-GAAP diluted earnings per share of $0.28

Revenue for the first quarter was $1.50 billion, compared to $1.70 billion in the prior quarter and $1.66 billion for the same period of fiscal 2011.

GAAP operating income in the first quarter was $39.7 million or 2.6 percent of revenue, compared to $61.0 million or 3.7 percent of revenue for the same period ended January 1, 2011.  GAAP net income in the first quarter was $8.6 million, compared to $28.4 million for the same period a year ago.  GAAP diluted earnings per share for the quarter were $0.10, compared to $0.34 in the first quarter fiscal 2011.

Non-GAAP operating income in the first quarter was $49.9 million or 3.3 percent of revenue, compared to $69.3 million or 4.2 percent of revenue in the first quarter fiscal 2011.  Non-GAAP net income in the first quarter was $22.8 million, compared to $37.3 million in the same period a year ago. Non-GAAP diluted earnings per share were $0.28, compared to $0.45 for the same period a year ago.

Cash and cash equivalents for the quarter ended December 31, 2011 were $604.5 million.  Inventory turns were 6.2x.  Cash cycle days were 56.7 days.

“The revenue decline in the first quarter was caused by weakness in the Communications Networks segment and the Thailand floods that impacted shipments to some Enterprise Computing & Storage, and Multimedia customers,” stated Jure Sola, Chairman and Chief Executive Officer.  “While our second quarter remains challenging, input from our customers indicates we should see improvements in the second half of 2012.”

Second Quarter Fiscal 2012 Outlook

The following forecast is for the second fiscal quarter ending March 31, 2012.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.45 billion to $1.55 billion

•                  Non-GAAP diluted earnings per share between $0.24 to $0.30

Company Announces Plan To Reduce Outstanding Debt

The Company also announced that it intends to redeem up to $150 million of its 8.125% notes due in 2016. The Company expects to use cash on hand for the redemption and expects the call date to be March 1, 2012.

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures:

operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges for customer bankruptcy reorganizations, litigation settlements and discrete tax events), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com.  Sanmina-SCI provides second quarter fiscal 2012 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring, impairment and other unusual and infrequent items.

Company Conference Call Information

Sanmina-SCI will hold a conference call regarding first quarter fiscal 2012 results on Wednesday, January 18, 2012 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 42944038.

About Sanmina-SCI

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions and delivers superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, clean-tech and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. More information regarding the Company is available at http://www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for future revenue and non-GAAP earnings per share and debt redemptions, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including a deterioration in the markets for the Company’s customers’ products and a resulting decrease in the Company’s customers’ ability to pay for the Company’s products and which therefore could reduce the Company’s revenue; customer bankruptcy filings, which could cause the Company to record charges to its earnings; reduction or cancelation of customer orders that reduces forecasts for the quarter;  the sufficiency of the Company’s cash position and other sources of liquidity to operate and expand its business; an increase in short-term rates that would increase the Company’s interest expense; component shortages, including those arising from the natural disaster in Japan and floods in Thailand; impact of the restrictions contained in the Company’s credit agreements and indentures upon the

Company’s ability to operate and expand its business; competition negatively impacting the Company’s revenues and margins; the need to adopt future restructuring plans as a result of changes in the Company’s business, which would increase the Company’s costs and decrease its net income; the timing and amount of debt redemptions ultimately determined by management; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina-SCI Contact

Paige Bombino

Director, Investor Relations

408-964-3610

SANMF

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	December 31,	October 1,
	2011	2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$604,469	$640,288
Accounts receivable, net	931,034	1,014,121
Inventories	903,780	891,325
Prepaid expenses and other current assets	77,519	83,512
Total current assets	2,516,802	2,629,246

Property, plant and equipment, net	587,807	588,097
Other non-current assets	134,512	136,630
Total assets	$3,239,121	$3,353,973

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$859,337	$984,014
Accrued liabilities	114,344	109,478
Accrued payroll and related benefits	104,249	112,193
Short-term debt	59,100	60,200
Total current liabilities	1,137,030	1,265,885

Long-term liabilities:
Long-term debt	1,184,620	1,182,308
Other	132,873	135,263
Total long-term liabilities	1,317,493	1,317,571

Total stockholders’ equity	784,598	770,517
Total liabilities and stockholders’ equity	$3,239,121	$3,353,973

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended
	December 31,	January 1,
	2011	2011

Net sales	$1,502,366	$1,662,451
Cost of sales	1,393,341	1,534,404
Gross profit	109,025	128,047

Operating expenses:
Selling, general and administrative	59,141	58,471
Research and development	4,133	4,166
Amortization of intangible assets	956	958
Restructuring and integration costs	4,054	5,039
Asset impairment	1,053	85
Gain on sales of long-lived assets	—	(1,627)
Total operating expenses	69,337	67,092

Operating income	39,688	60,955

Interest income	284	572
Interest expense	(21,863)	(26,661)
Other income (expense), net	(1,518)	1,217
Interest and other, net	(23,097)	(24,872)

Income before income taxes	16,591	36,083

Provision for income taxes	8,016	7,724

Net income	$8,575	$28,359

Basic income per share	$0.11	$0.36
Diluted income per share	$0.10	$0.34

Weighted-average shares used in computing per share amounts:
Basic	80,833	79,846
Diluted	82,668	82,825

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 31,	January 1,
	2011	2011

GAAP Operating Income	$39,688	$60,955
GAAP operating margin	2.6%	3.7%
Adjustments
Stock compensation expense (1)	4,064	3,687
Amortization of intangible assets	1,060	1,115
Restructuring, acquisition and integration costs	4,054	5,039
Gain on sales of long-lived assets	—	(1,627)
Asset impairment	1,053	85
Non-GAAP Operating Income	$49,919	$69,254
Non-GAAP operating margin	3.3%	4.2%

GAAP Net Income	$8,575	$28,359

Adjustments:
Operating income adjustments (see above)	10,231	8,299
Nonrecurring tax items	3,993	623
Non-GAAP Net Income	$22,799	$37,281

GAAP Income Per Share:
Basic	$0.11	$0.36
Diluted	$0.10	$0.34

Non-GAAP Income Per Share:
Basic	$0.28	$0.47
Diluted	$0.28	$0.45

Weighted-average shares used in computing per share amounts:
Basic	80,833	79,846
Diluted	82,668	82,825

(1)	Stock compensation expense was as follows:

	Three Months Ended
	December 31,	October 1,	January 1,
	2011	2011	2011

Cost of sales	$907	$905	$1,039
Selling, general and administrative	3,130	3,072	2,605
Research and development	27	25	43
Stock compensation expense - total company	$4,064	$4,002	$3,687

Schedule I

The commentary above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, including customer bankruptcy impacts, to the extent material or which we consider to be of a non-operational nature in the applicable period.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity or availability under its credit facilities. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges for customer bankruptcy reorganizations, litigation settlements, gains and losses on sales of assets and discrete tax events), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict and generally not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.